                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                      AMENDMENT NO. 1 TO CURRENT REPORT ON

                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 2000

                               Chiron Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                    0-12798                   94-2754624
--------------------------------------------------------------------------------
(State or other               (Commission               (IRS Employer
 jurisdiction of              File Number)            Identification No.)
 incorporation)

              4560 Horton Street, Emeryville, CA              94608
--------------------------------------------------------------------------------
          (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (510) 655-8730
                                                  -----------------
                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 18, 2000, Picard Acquisition Corporation ("Picard"), a Delaware corporation and a wholly-owned subsidiary of Chiron Corporation ("Chiron" or "Registrant"), acquired 15,838,508 shares, or approximately 96% of the outstanding shares, of common stock par value $0.001 per share (the "Common Stock"), together with the associated rights to purchase Series A Junior Preferred Stock, of PathoGenesis Corporation ("PathoGenesis"), a Delaware corporation, through a cash tender offer (the "Tender Offer") at $38.50 per share. The Tender Offer was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 2000, among Chiron, Picard and PathoGenesis.

         Following the Tender Offer, on September 21, 2000, Picard merged with and into PathoGenesis under Section 253 of the General Corporation Law of the State of Delaware (the "Merger"), and PathoGenesis became a wholly-owned subsidiary of Registrant, with each remaining outstanding share of PathoGenesis Common Stock converted into the right to receive $38.50 per share pursuant to the Merger Agreement. Subsequent to September 21, 2000, Chiron acquired the remaining outstanding shares of PathoGenesis Common Stock.

         Chiron's total cost to acquire PathoGenesis (the "Purchase Price") was $732.9 million. Of the total Purchase Price, Chiron has paid $707.4 million, and expects to pay substantially all of the remaining Purchase Price, from its available cash and cash equivalents and through liquidation of certain of its investments in marketable debt securities.

         Seattle-based PathoGenesis develops and commercializes drugs to treat chronic infectious diseases - particularly serious lung infections, including those common in cystic fibrosis, bronchiectasis and ventilator patients. PathoGenesis' first drug, TOBI(R) (tobramycin solution for inhalation), is approved for the management of cystic fibrosis patients with pseudomonas aeruginosa lung infections. PathoGenesis Common Stock, previously traded on the Nasdaq National Market System under the symbol "PGNS," was deregistered following the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)         Financial statements of business acquired.

                  The audited consolidated financial statements of PathoGenesis Corporation and subsidiaries as of December 31, 1999 and 1998 and for the three years ended December 31, 1999, together with the report thereon by KPMG LLP, independent certified public accountants for PathoGenesis Corporation and subsidiaries, are included in Exhibit 13.1 and incorporated herein by reference. Pursuant to Rule 3-05(b)(2)(ii) of Regulation S-X, audited financial statements of PathoGenesis Corporation and subsidiaries are required only for the most recent fiscal year.

                  The unaudited consolidated financial statements of PathoGenesis Corporation and subsidiaries as of June 30, 2000 and for the three and six months ended June 30, 2000 and 1999 are included in Exhibit 13.2 and incorporated herein by reference.

      (b)         Pro forma financial information.

                  Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000.

                  Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1999.

                  Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2000.

                  Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

CHIRON CORPORATION AND PATHOGENESIS CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. These statements are not necessarily indicative of Chiron's financial position or results of operations for future periods or the results that actually would have been realized had the acquisition and certain transactions (as defined below) occurred. The unaudited pro forma condensed combined financial statements, including the accompanying notes, are based on and qualified in their entirety by reference to, and should be read in conjunction with, the reported audited consolidated financial statements and the accompanying notes of Chiron and PathoGenesis.

         The unaudited pro forma condensed combined financial statements give effect to Chiron's acquisition of PathoGenesis for approximately $732.9 million. The pro forma adjustments are based on the agreement with PathoGenesis, independent appraisals and estimates which are derived from available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements. Chiron's management believes that the pro forma assumptions are reasonable under the current circumstances.

         The unaudited pro forma condensed combined financial statements give effect to the acquisition under purchase accounting. The Purchase Price consists of a cash payment of $707.4 million, estimated direct transaction costs of $22.1 million and the conversion of certain outstanding options on PathoGenesis Common Stock into options on Chiron common stock of $3.4 million. The amount related to the conversion of options on PathoGenesis Common Stock represents the difference between the fair value of the converted options and the intrinsic value associated with the unvested portion of those options. The estimated Purchase Price is allocated as follows: $354.5 million to identifiable intangible assets; $222.0 million to goodwill; $171.6 million to in-process research and development ("IPR&D"); and $15.2 million to net tangible liabilities acquired. In accordance with generally accepted accounting principles, IPR&D will be expensed in Chiron's fourth quarter of 2000. Although management believes that the fair values and allocation of the estimated Purchase Price are reasonable estimates, final purchase accounting adjustments may be made on the basis of ongoing evaluations. As a result, the final allocation of the Purchase Price may differ significantly from that presented.

         The unaudited pro forma condensed combined financial statements do not reflect any incremental direct costs, including any restructuring charges to be recorded in connection with the acquisition, or potential cost savings which may result from the consolidation of certain operations of Chiron and PathoGenesis. Accordingly, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the acquisition occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (in thousands)








                                                                                                      PRO
                                                 HISTORICAL        HISTORICAL                        FORMA
                                                   CHIRON         PATHOGENESIS      ADJUSTMENTS     COMBINED
                                              ----------------  ----------------  ---------------- ----------


ASSETS
Cash and cash equivalents                          $  474,450          $ 4,606    $(474,450) (a)    $  4,606
Short-term investments in marketable debt
 securities                                           657,722           34,654     (232,971) (a)     459,405
Short-term investments in marketable equity
 securities                                             4,183               --                         4,183
Accounts receivable, net                              187,319            9,274                       196,593
Inventories                                           102,894           13,215                       116,109
                                                   ----------          -------    ---------      -----------
     Current assets                                 1,426,568           61,749     (707,421) (a)     780,896
Noncurrent investments in marketable debt
 securities                                           290,308               --                       290,308
Property, plant, equipment, leasehold
 improvements and construction-in-progress, net       296,094           17,572                       313,666
Investments in equity securities and
 affiliated companies                                 120,287               --                       120,287
Other assets                                          295,177           18,509      354,500   (b)    875,629
                                                   ----------          -------                    ----------
                                                                                    222,006   (c)
                                                                                    (14,563)  (d)
                                                                                  ---------
                                                   $2,428,434          $97,830    $(145,478)      $2,380,786
                                                   ==========         ========    =========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses                $ 85,396          $ 8,310                      $ 93,706
Short-term borrowings                                   2,135               --                         2,135
Current portion of long-term debt                     252,077              100                       252,177
Current portion of unearned revenue                    36,490               --                        36,490
Taxes payable                                          33,566               --                        33,566
Other current liabilities                             127,766               --                       127,766
                                                  -----------          -------                       -------
     Current liabilities                              537,430            8,410                       545,840
Long-term debt                                            695            2,557                         3,252
Other liabilities                                      48,267               --    $  87,489  (e)     157,881
                                                                                     22,125  (f)
Minority interest                                       2,742               --                         2,742
                                                   ----------          -------    ---------      -----------
     Total liabilities                                589,134           10,967      109,614          709,715
                                                   ----------          -------    ---------      -----------
Common stock                                            1,828               17          (17) (g)       1,828
Additional paid-in capital                          2,115,177          196,225     (196,225) (g)   2,118,548
                                                                                      3,371  (h)
Deferred compensation                                      --             (299)         299  (g)          --
Accumulated deficit                                  (316,198)        (108,246)    (171,600) (i)    (487,798)
                                                                                    108,246  (g)

Accumulated other comprehensive income                 51,266             (834)         834  (g)      51,266
Treasury stock                                        (12,773)              --                       (12,773)
                                                   ----------          -------    ---------      -----------
     Total stockholders' equity                     1,839,300           86,863     (255,092)       1,671,071
                                                   ----------          -------    ---------      -----------

                                                   $2,428,434          $97,830    $(145,478)      $2,380,786
                                                   ==========          =======    =========       ==========



         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share amounts)



                                                                                                      PRO
                                                 HISTORICAL        HISTORICAL                        FORMA
                                                   CHIRON         PATHOGENESIS      ADJUSTMENTS     COMBINED
                                              ----------------  ----------------  ---------------- ----------


Net revenues                                          $762,646         $60,844                     $823,490

Cost of sales                                          184,414          11,239                      195,653
Research and development                               303,399          30,397                      333,796
Selling, general and administrative                    192,516          29,165       28,360 (j)     261,141
                                                       -------         -------                     --------
                                                                                     11,100 (j)
                                                                                    -------
     Total operating expenses                          680,329          70,801       39,460         790,590
                                                       -------          ------      -------        --------
Operating income (loss)                                 82,317          (9,957)     (39,460)         32,900

Other income, net                                       74,327           1,762      (42,445)(k)      33,644
                                                       -------         -------      -------        --------

Income (loss) from continuing operations before        156,644          (8,195)     (81,905)         66,544
income taxes
Provision for income taxes                              28,240              --      (28,832)(l)        (592)
                                                       -------         -------      -------        --------

     Income (loss) from continuing operations         $128,404         $(8,195)    $(53,073)       $ 67,136
                                                      ========        ========     ========        ========

Per share data:
     Basic income per share from continuing
      operations                                      $   0.71                               (m)   $   0.37
                                                      ========                                     ========
     Diluted income per share from continuing
      operations                                      $   0.69                               (m)   $   0.36
                                                      ========                                     =========


     Shares used in calculating basic per share        181,162                                      181,162
      amounts                                         ========                                    =========

     Shares used in calculating diluted per share
      amounts                                          187,925                          207  (m)    188,132
                                                      ========                                    =========



         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    (in thousands, except per share amounts)


                                                                                                      PRO
                                                 HISTORICAL        HISTORICAL                        FORMA
                                                   CHIRON         PATHOGENESIS      ADJUSTMENTS     COMBINED
                                              ----------------  ----------------  ---------------- ----------


  Net revenues                                        $457,600          $39,937                     $497,537

  Cost of sales                                         99,530            6,876                      106,406
  Research and development                             142,168           18,038                      160,206
  Selling, general and administrative                  107,748           17,029     $  14,180 (j)    144,507
                                                       -------          -------     ---------      ---------
                                                                                        5,550 (j)
                                                                                    ---------
        Total operating expenses                       349,446           41,943        19,730        411,119
                                                       -------          -------     ---------      ---------

  Operating income (loss)                              108,154           (2,006)      (19,730)        86,418
  Other income, net                                     33,096              896       (21,223)(k)     12,769
                                                       -------          -------     ---------      ---------
  Income (loss) from continuing operations before
   income taxes                                        141,250           (1,110)      (40,953)        99,187
  Provision for income taxes                            43,754               --       (13,460)(l)     30,294
                                                       -------          -------     ---------      ---------
       Income (loss) from continuing operations       $ 97,496         $ (1,110)    $ (27,493)      $ 68,893
                                                      ========         ========     =========      =========

  Per share data:
       Basic income per share from continuing
        operations                                       $0.54                                (m)      $0.38
                                                      ========                                     =========

       Diluted income per share from continuing
        operations                                       $0.51                                (m)      $0.35
                                                      ========                                     =========

       Shares used in calculating basic per share
        amounts                                        180,779                                       180,779
                                                      ========                                     =========
       Shares used in calculating diluted per share
        amounts                                        197,190                            104 (m)    197,294
                                                      ========                                     =========



                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma condensed combined financial statements reflect the purchase of all outstanding shares of PathoGenesis Common Stock, including the settlement of certain benefit plans, with cash (the "Purchase
Consideration"), as follows:



Total Purchase Consideration.........................................................$707,421,020      (i)
         Add:     Estimated direct transaction costs...................................22,125,690      (ii)
         Add:     Conversion of outstanding stock options...............................3,370,530      (iii)
         Less:    Write-off of in-process research and development....................171,600,000      (iv)
         Less:    PathoGenesis identifiable intangible assets.........................354,500,000      (v)
         Add:     PathoGenesis net tangible liabilities................................15,188,871
                                                                                     ------------

Estimated excess of Purchase Consideration over net assets acquired..................$222,006,111      (vi)
                                                                                     ============



         (i)      As of September 18, 2000, there were approximately
                  15.8 million shares of PathoGenesis Common Stock tendered for purchase. All such shares were accepted for purchase in accordance with the terms of the Tender Offer. Approximately
                  0.9 million shares of PathoGenesis Common Stock not tendered were converted into the right to receive $38.50 per share. As a result, Chiron paid $641.2 million to purchase 16.7 million total shares of PathoGenesis Common Stock at $38.50 per share. Also, certain outstanding options on PathoGenesis Common Stock were redeemed in cash for $66.2 million. This amount represents the difference between the fair value of the redeemed options and the intrinsic value associated with the unvested portion of those options.

        (ii) Estimated direct transaction costs of $22.1 million to be incurred by Chiron relate principally to investment banking fees, legal, consulting, accounting, printing and severance costs associated with the acquisition.

        (iii) Chiron will record approximately $3.4 million to additional paid-in capital related to the conversion of certain outstanding options on PathoGenesis Common Stock into options on Chiron Common Stock. This amount represents the difference between the fair value of the converted options and the intrinsic value associated with the unvested portion of those options.

        (iv) The portion of the Purchase Price allocated to IPR&D represents the valuation of acquired, to-be-completed research projects.

        (v) For purposes of preparing the unaudited pro forma condensed combined financial statements, the identifiable intangible assets acquired as of June 30, 2000 of $354.5 million are being amortized over estimated useful lives of 5 to 20 years, utilizing an estimated median useful life of 12.5 years to calculate the straight-line amortization. On an on-going basis, Chiron will perform periodic reviews of the identifiable intangible assets to ensure that they are carried at recoverable amounts in light of current business conditions.

        (vi) For purposes of preparing the unaudited pro forma condensed combined financial statements, the estimated excess of Purchase Consideration over net assets acquired (the "Goodwill") as of June 30, 2000 of $222.0 million is being amortized on a straight-line basis over 20 years. On an on-going basis, Chiron will perform periodic reviews of the Goodwill to ensure that it is carried at a recoverable amount in light of current business conditions.

         Certain amounts in the historical consolidated financial statements of Chiron and PathoGenesis have been reclassified to conform to the unaudited pro forma condensed combined financial statement presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements as there were no intercompany transactions or balances.

         Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:

                  (a) To reflect the cash payment out of cash and cash
                      equivalents and the liquidation of short-term investments in marketable debt securities to fund the Purchase Consideration as discussed in Note (i) above.

                  (b) To reflect the estimated fair value of identifiable
                      intangible assets acquired as a result of this acquisition as discussed in Note (v) above.

                  (c) To reflect the Goodwill originating in acquisition as
                      discussed in Note (vi) above.

                  (d) To reflect the difference between the net assets acquired as of September 21, 2000 and the net assets as of June 30, 2000 used for purposes of preparing the unaudited pro forma condensed combined financial statements.

                  (e) To reflect the net deferred tax liability resulting from purchase accounting.

                  (f) To reflect the estimated direct transaction costs as
                      discussed in Note (ii) above.

                  (g) To eliminate PathoGenesis' stockholders' equity.

                  (h) To reflect the issuance of options for Chiron common stock to replace outstanding options for PathoGenesis Common Stock as discussed in Note (iii) above.

                  (i) To reflect the estimated gross IPR&D charge, as discussed in Note (iv) above. This charge is excluded from the unaudited pro forma condensed combined statements of operations due to its nonrecurring nature.

                  (j) To reflect the amortization of the Goodwill and
                      identifiable intangible assets on a straight-line basis over 20 years and 12.5 years, respectively, as discussed in Notes (v) and (vi) above.

                  (k) To reflect a reduction in interest income earned as a
                      result of the approximate $707.4 million cash payment, assumed at 6% for purposes of the unaudited pro forma condensed combined statements of operations.

                  (l) To reflect the tax effect of adjustments (i), (j) and (k)
                      above.

                  (m) Earnings per share calculations are based on the weighted average number of shares of Chiron common stock and common equivalent shares outstanding, including the options issued for Chiron common stock to replace outstanding options for PathoGenesis Common Stock as discussed in Note
                      (iii) above, for each period presented.

         (c)      Exhibits.




                  13.1 Financial statements of PathoGenesis Corporation and subsidiaries as of December 31,1999 and 1998 and for the three years ended December 31, 1999.

                  13.2 Financial statements of PathoGenesis Corporation and subsidiaries as of June 30, 2000 and for the three and six months ended June 30, 2000 and 1999.

                  23           Consent of KPMG LLP.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHIRON CORPORATION

Date:    December 1, 2000              By:/s/ WILLIAM G. GREEN
                                          --------------------
                                           William G. Green
                                           Senior Vice President,
                                           General Counsel and Secretary